Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY

NOTICE OF GUARANTEED DELIVERY

GLOBAL CROSSING (UK) FINANCE PLC

FOR TENDER OF 11.75% UNREGISTERED STERLING-DENOMINATED SENIOR SECURED

NOTES DUE 2014 IN EXCHANGE FOR 11.75% REGISTERED STERLING-DENOMINATED

SENIOR SECURED NOTES DUE 2014 ISSUED ON DECEMBER 28, 2006

As set forth in the Prospectus, dated •, 2007 (the “Prospectus”), of Global Crossing (UK) Finance Plc (the “Company”), in the accompanying letter of transmittal and instructions thereto (the “Letter of Transmittal”), this form or one substantially equivalent hereto (“Notice of Guaranteed Delivery”) must be used to accept the Company’s offer (the “Exchange Offer”) to exchange the Company’s £52,000,000 outstanding unregistered 11.75% Senior Secured Notes due 2014 issued on December 28, 2006 (the “Unregistered Notes”), for its new issue of up to £52,000,000 aggregate principal amount of the Company’s registered 11.75% Senior Secured Notes due 2014 (the “Exchange Notes”) if Unregistered Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit Unregistered Notes or other required documents to reach The Bank of New York as exchange agent or BNY Financial Services Public Limited Company as the Irish exchange agent (each of which, the “Exchange Agent”) prior to 5:00 p.m., London time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, registered or certified mail or hand delivery to either Exchange Agent as set forth below. Capitalized terms not defined herein are defined in the Prospectus.

The Bank of New York

By registered or certified mail, hand or overnight delivery:

The Bank of New York

One Canada Square

London

E14 5AL

Attention: Corporate Trust

By facsimile:

(Eligible institutions only)

+44 20 7964 6399

For information or

confirmation by telephone:

+44 20 7964 6399

or

BNY Financial Services Public Limited Company

By registered or certified mail, hand or overnight delivery:

BNY Financial Services Public Limited Company

70 Sir John Rogerson’s Quay

Dublin 2

Attention: Corporate Trust Administration

Fax: +44 20 7964 6399

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH

ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN

AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus, the undersigned hereby tenders to the Company the principal amount of Unregistered Notes set forth below, pursuant to the guaranteed delivery procedure described in the Prospectus under “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.”

Principal Amount of Unregistered Senior Sterling Secured Notes Tendered:*

£

Certificate Nos. (if available):	If Unregistered Notes will be delivered by book-entry transfer to Euroclear or Clearstream, provide account number:

Total Principal Amount Represented by Unregistered Notes Account Number Certificate(s):	Account Number

£

* Must be in minimum denominations of principal amount of £50,000 and £1,000 integral multiples thereof. See Instruction 1 in the Letter of Transmittal.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

x	________________________________

x	________________________________
Signature(s) of Owner(s) or Authorized Signatory	Date

Telephone Number (including area code):

This Notice of Guaranteed Delivery must be signed by the holder(s) of Unregistered Notes as their name(s) appear(s) on certificates for Unregistered Notes or on a security position listing maintained by a book-entry transfer facility, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and set forth his or her full title below and submit proper satisfactory evidence of authority to so act herewith.

Please print name(s) and address(es)

Name(s):	______________________________________________________

______________________________________________________

______________________________________________________

______________________________________________________

Capacity:	______________________________________________________

Address(es):	______________________________________________________

______________________________________________________

______________________________________________________

______________________________________________________

GUARANTEE

The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or any other eligible institution within the meaning of Rule 17Ad-15 of the U.S. Securities and Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount of Unregistered Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Unregistered Notes into the Exchange Agent’s account at Euroclear and/or Clearstream, as applicable, pursuant to the procedures set forth in the Prospectus under “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures,” together with one or more properly completed and duly executed letters of transmittal (or facsimile thereof or agent’s message in lieu thereof) and any other documents required by the Letter of Transmittal in respect of the Unregistered Notes, will be received by the Exchange Agent at its address set forth above, no later than three New York business days after the date of execution hereof.

________________________________________	______________________________________
Name of Firm	Authorized Signature

________________________________________	______________________________________
Address	Title

Zip Code ________________________________	Name _________________________________

________________________________________	______________________________________
(Please Type or Print)
Area Code and Telephone Number	Dated _________________________________

___________________	_________________________________

NOTE: DO NOT SEND CERTIFICATES FOR UNREGISTERED NOTES WITH THIS FORM. CERTIFICATES FOR UNREGISTERED NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.	Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal.

2.	Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Unregistered Notes referred to herein, the signature must correspond with the name(s) written on the face of the Unregistered Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the book-entry transfer facilities whose name appears on a security position listing as the owner of the Unregistered Notes, the signature must correspond with the name shown on the security position listing as the owner of the Unregistered Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Unregistered Notes listed or a participant of the Book-Entry Transfer Facilities, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Unregistered Notes or signed as the name of the participant shown on the security position of the Book-Entry Transfer Facilities.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person’s authority to so act.

3.	Requests for Assistance or Additional Copies.

Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.